UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2015, 2015 (August 9, 2015)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

10877 Wilshire Boulevard, 10th Floor

Los Angeles, California 90024

(Address of principal executive office) (Zip Code)

(310) 571-9800

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On August 9, 2015, Rentech Nitrogen Partners, L.P. (the “Partnership”), a majority owned subsidiary of Rentech, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CVR Partners, LP (“Parent”), Lux Merger Sub 1 LLC (“Merger Sub 1”), Lux Merger Sub 2 LLC (“Merger Sub 2”) and Rentech Nitrogen GP, LLC (“Partnership GP”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub 1 will merge with and into the Partnership GP with the Partnership GP surviving the merger and Merger Sub 2 will simultaneously merge with and into the Partnership with the Partnership surviving the merger (the “Mergers”).

At the effective time of the Mergers (the “Effective Time”), each common unit representing limited partner interests in the Partnership (“Partnership Common Units”) issued and outstanding immediately prior to the Effective Time, other than certain units held by affiliates of Parent, will be converted into the right to receive (i) 1.04 common units representing limited partner interests in Parent (“Parent Common Units”) and (ii) $2.57 in cash, without interest. In addition, at the Effective Time, all of the member interests in the Partnership GP outstanding immediately prior to the Effective Time will be automatically cancelled for no consideration. The merger consideration does not include any consideration attributable to Pasadena Holdings (as defined below). Phantom units granted and outstanding under the Partnership’s equity plans and held by an employee who will continue in the employment of a Parent-affiliated entity upon closing of the Mergers will be cancelled and replaced with new incentive awards of substantially equivalent value and on similar terms. Each phantom unit granted and outstanding and held by (x) an employee who will not continue in employment of a Parent-affiliated entity, or (y) a director of Partnership GP will, upon closing of the Mergers, vest in full and be entitled to receive the merger consideration.

The closing of the Mergers is subject to the satisfaction or waiver of certain conditions, including, among others:

(i) the approval of the Merger Agreement and the Mergers by a majority of the outstanding Partnership Common Units (the “Partnership Unitholder Approval”);

(ii) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

(iii) the declaration of the effectiveness of the registration statement on Form S-4 to be filed by Parent in connection with the Mergers by the Securities and Exchange Commission (the “SEC”); and

(iv) the sale of all of the limited liability company interests in Rentech Nitrogen Pasadena Holdings, LLC (“Pasadena Holdings”) to a third party or the spin-out of Pasadena Holdings to the Partnership’s unitholders.

The Merger Agreement contains certain termination rights for the Partnership and Parent, including, among others, if (i) the Mergers are not consummated on or before April 30, 2016, which, in certain circumstances, may be extended to May 31, 2016 (the “Outside Date”); and (ii) if the Partnership Unitholder Approval is not obtained at the meeting held to vote thereon. The Merger Agreement also provides that (A) the Partnership may terminate the Merger Agreement to enter into a “superior proposal,” provided that the Partnership pays the Termination Fee and Parent Expenses Amount (as described below) and (B) Parent may terminate the Merger Agreement if the board of directors of the Partnership GP (the “Partnership Board”) changes its recommendation to Partnership unitholders to approve the Merger Agreement, provided that the Partnership pays the Termination Fee and Parent Expenses Amount.

The Merger Agreement provides for the payment of a termination fee of $31.2 million (the “Termination Fee”) by the Partnership to Parent and/or the reimbursement of expenses in the amount of $10.0 million (the “Parent Expenses Amount”) by the Partnership to Parent upon the termination of the Merger Agreement under specified circumstances. Among these circumstances, if the Merger Agreement is terminated because the Outside Date occurs and the sale or spin-out of Pasadena Holdings has not occurred by such date other than as a result of a breach by Parent, then Parent will be entitled to the Parent Expenses Amount. If the Partnership enters into an “alternative proposal” within 12 months of such termination, then Parent will entitled to the Termination Fee. If the Merger Agreement is terminated because the Partnership Unitholder Approval has not been obtained, then Parent will be entitled to the Parent Expenses Amount. If an “alternative proposal” has been communicated to the Partnership Board prior to the Partnership Unitholder Meeting and the Partnership enters into an “alternative proposal” within 12 months of such termination date, then Parent will be entitled to the Termination Fee.

Voting and Support Agreement

Simultaneously with the execution of the Merger Agreement, Parent entered into a Voting and Support Agreement (the “Voting Agreement”) with the Company and certain subsidiaries of the Company (the “Partnership Majority Unitholders”). The Partnership Majority Unitholders collectively hold 59.7% of the outstanding Partnership Common Units, which is sufficient to provide the Unitholder Approval. Pursuant to the Voting Agreement, the Partnership Majority Unitholders have agreed to vote all of their Partnership Common Units in favor of the Mergers and the adoption of the Merger Agreement at the meeting of the Partnership’s unitholders called therefor. However, the Partnership Majority Unitholders will not be required to vote in favor of the Mergers if (i) the Partnership Board changes its recommendation to the Partnership unitholders regarding the Mergers and the Merger Agreement in accordance with the Merger Agreement or (ii) if a governmental authority of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Partnership Majority Unitholders or their affiliates from consummating the transactions contemplated by the Merger Agreement. The voting obligations will terminate upon the earliest to occur of (a) the consummation of the Mergers and (b) the termination of the Merger Agreement in accordance with its terms.

Among other things, the Partnership Majority Unitholders further agreed, subject to certain exceptions, (i) to non-solicitation provisions with respect to alternative proposals, and (ii) to transfer restrictions relating to their Partnership Common Units.

Registration Rights Agreement

Simultaneously with the execution of the Merger Agreement, Parent, the sole member of the Parent’s general partner (the “Sole Member”) and the Partnership Majority Unitholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Among other things, subject to the terms of the Registration Rights Agreement, (i) after the closing of the Mergers, Parent will cause a shelf registration statement covering all Parent Common Units received by the Partnership Majority Unitholders in the Mergers to become effective no later than the 120 days following the closing date of the Mergers and (ii) the Partnership Majority Unitholders will have unlimited “piggyback” registration rights and four demand take-down rights to sell Parent Common Units in “over-night offerings,” “bought deals” or other underwritten offerings. The Partnership Majority Unitholders’ registration rights will be subject to customary cut-back rights, subject to certain exceptions.

Transaction Agreement

Simultaneously with the execution of the Merger Agreement, Parent, the Sole Member and the Partnership Majority Unitholders entered into a Transaction Agreement. Among other things, pursuant to the Transaction Agreement, (i) the Parent Common Units received by the Partnership Majority Unitholders in the Mergers will be subject to a six-month lock-up, (ii) the Partnership Majority Unitholders will be subject to one-year standstill provisions and (iii) the Partnership Majority Unitholders will have the right to appoint two directors to the Board of Directors of the general partner of Parent as long as they and certain of their permitted assignees hold at least 15% of the outstanding Parent Common Units and one director to the Board of Directors so long as they and their permitted assignees hold at least 7.5% of the outstanding Parent Common Units.

Waiver

In connection with the Merger Agreement, the Company and certain of its subsidiaries entered into a Waiver and Amendment of Certain Loan and Equity Documents (the “Waiver”). The Waiver covers (i) that certain Amended and Restated Term Loan Credit Agreement, dated as of February 12, 2015 (as amended or modified to date, the “A&R GSO Credit Agreement”), by and among a subsidiary of the Company, certain funds managed by or affiliated with GSO Capital Partners LP, as lenders (the “GSO Funds”), and Credit Suisse AG, Cayman Islands

Branch (the “Agent”), (ii) that certain Amended and Restated Guaranty Agreement, dated as of February 12, 2015 (as amended or modified to date, the “Guaranty”), by and among the Company and certain subsidiaries of the Company party thereto in favor of the Agent and (iii) that certain Subscription Agreement, dated as of April 9, 2014 (as amended or modified to date, the “Subscription Agreement”) by and among the Company, the GSO Funds and GSO Capital Partners LP (“GSO Capital”).

Pursuant to the Waiver, the lenders under the A&R GSO Credit Agreement, the Agent and GSO Capital, as applicable, agreed to waive compliance with the A&R GSO Credit Agreement, Guaranty and certain restrictions in the Subscription Agreement, solely to the extent they restrict or prohibit the Company, the Partnership and the Partnership GP’s ability to enter into the Merger Agreement and the Voting Agreement. The Waiver also provides that, in lieu of the repurchase of the preferred stock and repayment of the loans as provided in the Subscription Agreement and A&R GSO Credit Agreement, the GSO Funds will receive the consideration described below. The Waiver also attaches drafts of an amended and restated credit agreement (“A&R Credit Agreement”), amended and restated guaranty (“A&R Guaranty”) and a preferred equity exchange and discharge agreement (the “Exchange Agreement”) relating to the Series E Convertible Preferred Stock of the Company, each of which would be entered into at the closing under the Merger Agreement.

The A&R Credit Agreement and the Exchange Agreement will provide for, among other items, the following:

•	At the closing of the Mergers, $50 million of the existing Tranche A Term Loan will be repaid in exchange for Parent Common Units (valued using the volume weighted average price for the 60 trading days ending two days prior to the closing of the Mergers, less a 15% discount), plus payment of accrued and unpaid interest and the 1% prepayment premium in cash.

•	At the closing of the Mergers, the Company and the GSO Funds will exchange all $100 million of the Series E Preferred Stock held by the GSO Funds for $90 million of Parent Common Units received by Company as consideration for the Mergers and $10 million of Company common stock (“Company Common Stock”) (valued using the volume weighted average price of the relevant equity security for the 60 trading days ending two days prior to the closing of the Mergers, less a 15% discount).

•	For a period of six months following the expiration of the six-month lock-up period that will apply to the Parent Common Units described above, the Company will have a one-time call right to acquire any of the Parent Common Units described above which are still held by the GSO Funds at a price per unit equal to 150% of the discounted volume weighted average price for the 60 trading days ending two days prior to the closing of the Mergers.

•	At the closing of the Mergers, the existing $18 million Tranche C Loans commitment will be terminated.

•	After the closing of the Mergers, the remaining $45 million of Tranche B Loans will accrue interest at LIBOR plus 7%, with a LIBOR floor of 1%, with a similar collateral and covenant package to the existing loans.

•	The GSO Funds’ right to designate two directors will expire upon the exchange of the preferred stock and instead, subject to Nasdaq listing requirements, they will have (a) one director appointed by the GSO Funds to remain in office until the Company’s next annual meeting of shareholders and (b) thereafter, the GSO Funds will have the right to nominate one director to the Company’s board of directors so long as they continue to hold 75% of the shares of Company Common Stock received under the Exchange Agreement.

•

The Company and the GSO Funds will amend and restate an existing registration rights agreement to provide the GSO Funds with registration rights in respect of the shares of Company Common Stock to be delivered to the GSO Funds under the Exchange Agreement. In addition, under the Waiver, the Company has agreed to file, within thirty days following the initial filing with the SEC of the draft proxy statement relating to Mergers, a registration statement on Form S-3 covering the resale of the shares of Company Common Stock and to use its reasonable best efforts to cause the registration statement to be declared effective within fifteen days following the closing of the transactions contemplated by the Exchange Agreement and to remain effective until such time as there are no longer any securities that need to be registered.

The summary of the Merger Agreement, the Voting Agreement, the Transaction Agreement, the Waiver and the Registration Rights Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the aforementioned agreements, which are filed as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, hereto and incorporated by reference herein. The Merger Agreement, the Voting Agreement, the Registration Rights Agreement, the Transaction Agreement, the Waiver and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Merger Agreement, the Voting Agreement, the Registration Rights Agreement, the Transaction Agreement and the Waiver. They are not intended to provide any other factual information about the Partnership, the Company, Parent, or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Merger Agreement, the Voting Agreement, the Registration Rights Agreement, the Transaction Agreement and the Waiver were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the respective parties to such agreements; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Partnership, the Company, Parent or any of their respective subsidiaries, affiliates, businesses or equity holders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, the Voting Agreement, the Registration Rights Agreement, the Transaction Agreement and the Waiver, which subsequent information may or may not be fully reflected in public disclosures by the Partnership, the Company or Parent. Accordingly, investors should read the representations and warranties in the Merger Agreement, the Voting Agreement, the Registration Rights Agreement, the Transaction Agreement and the Waiver not in isolation but only in conjunction with the other information about the Partnership, the Company, Parent and their respective parents, affiliates and subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Item 5.02	Departure of Directors or Principal Officers

The GSO Funds have also notified the board of directors of the Company that, effective upon the closing of the Mergers, Mr. Douglas Ostrover will resign from the board of directors and Mr. Patrick Fleury, a Managing Director of GSO Capital Partners and/or its affiliates, will become the designee of the GSO Funds on the Company’s board of directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1*	Agreement and Plan of Merger by and among CVR Partners, LP, Lux Merger Sub 1 LLC, Lux Merger Sub 2 LLC, Rentech Nitrogen Partners, L.P. and Rentech Nitrogen GP, LLC, dated as of August 9, 2015 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CVR Partners, LP with the SEC on August 13, 2015).

10.1	Voting and Support Agreement by and between CVR Partners, LP, Rentech, Inc., Rentech Nitrogen Holdings, Inc. and DSHC, LLC, dated as of August 9, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by CVR Partners, LP with the SEC on August 13, 2015).

10.2	Transaction Agreement by and among CVR Partners, LP, Coffeyville Resources, LLC, Rentech, Inc., DSHC, LLC and Rentech Nitrogen Holdings, Inc., dated as of August 9, 2015 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by CVR Partners, LP with the SEC on August 13, 2015).

10.3	Waiver and Amendment of Certain Loan and Equity Documents, dated as of August 9, 2015, by Rentech, Inc. and Rentech Nitrogen Holdings, Inc (incorporated by reference to Exhibit T to the Schedule 13D/A filed by the GSO with the SEC on August 11, 2015).

10.4	Registration Rights Agreement by and among CVR Partners, LP, Coffeyville Resources, LLC, Rentech Nitrogen Holdings, Inc. and DSHC, LLC, dated as of August 9, 2015 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by CVR Partners, LP with the SEC on August 13, 2015).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: August 13, 2015	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel